Exhibit 99.15

SEARS HOLDINGS CORPORATION

Computershare

250 Royall Street, Suite V
Canton MA 02021
Information Agent:
Georgeson
Telephone (866) 695-6078

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Account: 12345678901234
Subscription Rights: 12345678901234

SEARS HOLDINGS CORPORATION SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Rights to Purchase Units each Unit consisting of $500 in principal amount of 8.0% Senior Unsecured Notes due 2019 and 17.5994 Warrants to purchase one share of Common Stock

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 18, 2014

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.

As the registered owner of this Subscription Rights Certificate you are the holder of the number of Subscription Rights set forth below. As a holder of Subscription Rights, you are entitled to subscribe for the number of Units pursuant to the Basic Subscription Right and upon the terms and conditions and at the Subscription Price for each Unit specified in the prospectus supplement (the "Prospectus Supplement"), dated October 30, 2014 filed in connection with Sears Holdings Corporation's Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-199475), filed on October, 20, 2014, as amended on October 30, 2014. The Subscription Rights represented hereby include the Over-Subscription Privilege for holders of Subscription Rights, as described in the Prospectus Supplement. Pursuant to the Over-Subscription Privilege, holders of Subscription Rights who exercise their Basic Subscription Rights in full may also choose to subscribe for a portion of any Units that other holders of Subscription Rights do not purchase through the exercise of their Basic Subscription Rights. Sears Holdings Corporation ("Sears Holdings") is not requiring an overall minimum subscription, or any other condition, to complete the Rights Offering and does not presently intend to withdraw or cancel the Rights Offering after the subscription period begins.

Registered owners of the common stock of Sears Holdings will receive their Warrants subscribed for under the Basic Subscription Right and the Over-Subscription Privilege in uncertificated book entry form registered in their name. Registered owners of the common stock of Sears Holdings will receive their Notes subscribed for under the Basic Subscription Right and the Over-Subscription Privilege in either (a) uncertificated book entry form registered in their name or (b) physical definitive notes registered in their name and sent to the address above. Confirmation statements reflecting these transfers will be issued as soon as practicable following the Expiration Date and after all oversubscription allocations have been effected.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars, whereby only personal checks drawn upon a United States bank and made payable to "Computershare Inc. (acting as Subscription Agent for Sears Holdings Corporation)" will be accepted. Wire transfers will not be accepted. Please reference your rights card control number on your personal check.

The registered owner of this Subscription Rights Certificate named above, or its assignee, is entitled to the number of Subscription Rights shown below to subscribe for and purchase Units consisting of Notes and Warrants. Sears Holdings will distribute to each holder of its common stock as of the Record Date (as that term is defined in the Prospectus Supplement) one Subscription Right for each 85.1872 shares of Sears Holdings common stock owned by that stockholder as of the Record Date. Pursuant to the Basic Subscription Right and upon the terms and conditions specified in the Registration Statement and the Prospectus Supplement, each Subscription Right will entitle its holder to purchase from Sears Holdings one Unit consisting of: (a) a 8% senior unsecured note due 2019 in the principal amount of $500 (each, a "Note") and (b) 17.5994 warrants (each, a "Warrant"), with each Warrant entitling the holder thereof to purchase one share of Sears Holdings common stock. We will not issue fractional Warrants. If you would be entitled to receive a fractional number of Warrants upon exercise of the Rights, we will round down the total number of Warrants to be issued to you to the nearest whole number. For example: If you were to acquire 27 Units, you would receive 475 Warrants (27 × 17.5994, rounded down to the nearest whole number).

Additionally, and as described in the Registration Statement and the Prospectus Supplement, holders of Subscription Rights who fully exercise all of their basic Subscription Rights, after giving effect to any purchases or sales of Subscription Rights by them prior to such exercise, may also make a request to purchase additional Units, through exercise of the Over-Subscription Privilege, although Sears Holdings cannot assure you that any over-subscriptions will be filled. To subscribe for additional Units consisting of Notes and Warrants pursuant to the Over-Subscription Privilege, you must pay the Subscription Price for each Unit you wish to purchase, subject to the terms of the Over-Subscription Privilege as described in the Registration Statement and the Prospectus Supplement.

Any refund in connection with an over-subscription will be returned, without interest or penalty, as soon as practicable after the expiration of the Rights Offering and after all over-subscription allocations have been effected. This Subscription Rights Certificate may be transferred by duly completing and signing the assignment on the reverse side hereof.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Registration Statement and the Prospectus Supplement. Additional copies of the Registration Statement and the Prospectus Supplement are available upon request from the information agent, Georgeson Inc., by calling 866-695-6078 (toll free) or emailing SearsNotesandWarrantsOffer@georgeson.com. You are encouraged to contact Georgeson Inc. if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
[ ]	BBX	Subscription Rights	[ ]	[ ]

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC 123456.78

01XDRD

To subscribe for your basic Units please complete line “A” on the card below and a properly completed and executed IRS Form W-9 or W-8 (as applicable). If you are not subscribing for your full Basic Subscription, check box “D” below and we will attempt to sell any remaining unexercised Subscription Rights. To subscribe for any over-subscription Units please complete line “B” below.
Please Note: Pursuant to the Over-Subscription Privilege, only holders of Subscription Rights who exercise their Basic Subscription Rights in full may also choose to subscribe for a portion of any Units that other holders of Subscription Rights do not purchase through the exercise of their Basic Subscription Rights.
Payment for Notes and Warrants: Full payment for the Notes and Warrants subscribed for under both the Basic Subscription Right and Over-Subscription Right must accompany this subscription. Please reference your rights certificate number on your personal check.
If the aggregate Subscription Price paid by a holder of Subscription Rights is insufficient to purchase the number of Units that the holder indicates are being subscribed for, or if a holder of Subscription Rights does not specify the number of Units to be purchased, then the holder of Subscription Rights will be deemed to have exercised first, the Basic Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Units to the full extent of the payment rendered. If the aggregate Subscription Price paid by a holder of Subscription Rights exceeds the amount necessary to purchase the number of Units for which the holder of Subscription Rights has indicated an intention to subscribe, such excess will be returned to such holder of Subscription Rights, without interest or penalty, as soon as practical following the expiration of the Rights Offering.
FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE COMPANY’S REGISTRATION STATEMENT AND THE PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., BY CALLING 866-695-6078 (TOLL FREE) OR EMAILING SEARSNOTESANDWARRANTSOFFER@GEORGESON.COM
Please complete all applicable information and return to the Subscription Agent:
COMPUTERSHARE INC.
By First Class Mail:
Computershare Inc.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By hand or Overnight Courier:
Computershare Inc.
c/o Voluntary Corporate Actions
250 Royall Street
Suite V
Canton, MA 02021
Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.
A. Exercise of Basic Subscription Rights (1 Subscription Right = 1 Unit)
x x $500 per Unit = $
(no. of Units) (Subscription Price) (Cost for Basic Subscription Shares)
B. Exercise Over-Subscription Privilege*
x x $500 per Unit = $
(no. of Units) (Subscription Price) (Cost for Over- Subscription Shares)
* The Over-Subscription Privilege may only be exercised if the Basic Subscription Right is exercised in full.
C. Total Amount Enclosed:
= $ (Cost for Total Subscription Shares)
SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby subscribe for the number of Units indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Units for which I have subscribed, Sears Holdings may exercise any of the remedies provided for in the Prospectus Supplement.
TO SELL: If I have checked the box on line D, I authorize the sale of Subscription Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement.
Print full name of Assignee and Social Security Number
Address for delivery of certificate representing Unexercised Subscription Rights
If permanent change of address, check here: ☐
Daytime telephone number: ( )
Evening telephone number: ( )
Email address:
D. Sell any Unexercised Remaining Subscription Rights ☐
E. Deliver a certificate representing Unexercised Subscription Rights to the Assignee at the address in Section 1
F. Transfer Subscription Rights to the Transferee designated in Section 2 below
SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, of the Subscription Rights represented by this Form of Exercise, Sale or Transfer are assigned to:
Print full name of Assignee and Social Security Number
Print Full Address
Signature(s) of Assignor(s)
The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.
If you wish to transfer your Subscription Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.
Signature (name of bank or firm):
Guaranteed by (signature/title):
DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.